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                                                                    EXHIBIT 99.1


                                                 CONTACT:
                                                 Mark G. Foletta
                                                 Vice President of Finance and
                                                 Chief Financial Officer
                                                 (858) 552-2200
                                                 www.amylin.com


FOR IMMEDIATE RELEASE

           AMYLIN PHARMACEUTICALS RECEIVES FDA APPROVABLE LETTER FOR
                   SYMLIN(TM) FOR TYPE 1 AND TYPE 2 DIABETES

        San Diego, CA -- October 12, 2001 -- Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) announced today that the US Food and Drug Administration (FDA) has completed its review of the new drug application (NDA) for SYMLIN(TM) (pramlintide acetate) and has determined that SYMLIN is approvable for both type 1 and insulin-using type 2 diabetes. However, approval will require additional clinical work, the specific requirements of which will be determined following further discussions with the FDA.

        "We are pleased that the FDA has determined that SYMLIN is approvable," said Joseph C. Cook, Jr., Chairman and CEO of Amylin Pharmaceuticals. "This is an important step and we will work closely with the FDA to define the clinical requirements to reach the goal of approval."

        SYMLIN is an analog of human amylin, a hormone secreted with insulin by the beta cells in the pancreas. The Company is seeking approval to market SYMLIN as an adjunctive therapy to insulin for the treatment of people with type 1 or type 2 diabetes using insulin.

        Amylin Pharmaceuticals is engaged in the discovery and development of potential drug candidates for the treatment of metabolic disorders. The Company's lead drug candidate, SYMLIN(TM) (pramlintide acetate), is targeted as a treatment for people with diabetes who use insulin. Marketing Authorization Applications for SYMLIN were submitted in Europe in May 2001 and have since been accepted for filing by the EMEA and Swiss Regulatory Authorities. The Company has adopted a commercialization plan for SYMLIN that includes establishment of an internal commercial organization. Amylin Pharmaceuticals' second diabetes drug candidate, AC2993, is targeted for the treatment of type 2 diabetes. The Company has completed a number of Phase 2 trials for AC2993 and expects to commence a Phase 3 study before the end of 2001. A long-acting release formulation of AC2993, or AC2993 LAR, is in Phase 1 development. The Company's third drug candidate, AC3056, is currently in Phase 1 evaluation as a potential treatment for metabolic disorders relating to cardiovascular disease. The Company continues to evaluate arrangements with companies that may add value to its development and commercialization efforts for SYMLIN and AC2993 in the US as well as in Europe, Japan and other markets. Amylin Pharmaceuticals is based in San Diego, California and currently has



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approximately 220 employees. Further information on Amylin Pharmaceuticals and its pipeline in metabolism is available at www.amylin.com.

        This press release contains forward-looking statements about the Company, which involve risks and uncertainties, including statements regarding the approval for SYMLIN and the expectation that an AC2993 Phase 3 study will be commenced before the end of 2001. The Company's actual results could differ materially from those forward-looking statements discussed in this press release, due to a number of risks and uncertainties, including risks and uncertainties in the FDA's review process generally, risks and uncertainties in FDA requirements for SYMLIN approval, risks and uncertainties that approval, if any, may be delayed and/or limited by indications, risks and uncertainties in the review of the Company's European Marketing Authorization Applications for SYMLIN, risks and uncertainties regarding the drug discovery and development process, uncertainties regarding the Company's ongoing clinical studies of its drug candidates and the ability of the Company to commercialize its drug candidates, whether through sales, distribution, marketing and/or corporate partnering agreements, on terms acceptable to the Company or otherwise. Additional risks and uncertainties are described more fully in the Company's most recently filed SEC documents, such as its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 under the heading "Risk Factors," and its subsequently filed Quarterly Reports on Form 10-Q.

        Editor's note: Amylin Pharmaceuticals issued three press releases today. The other press releases were entitled: AMYLIN PHARMACEUTICALS CONFIRMS PLAN TO INITIATE PHASE 3 PROGRAM FOR DIABETES DRUG CANDIDATE, AC2993, BY YEAR END and AMYLIN PHARMACEUTICALS ELECTS TERRANCE H. GREGG TO BOARD OF DIRECTORS.


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